Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Annual Report on Form 10-K for the period ended December 31, 2025 of Fidelity Solana Fund (the “Trust”), as filed with the U.S. Securities and Exchange Commission on the date hereof, I, Craig Brown, Treasurer of FD Funds Management LLC, the Sponsor of the Trust, hereby certify, to the best of my knowledge, that:

1.
The Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.
The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: March 25, 2026	By:	/s/ Craig Brown
	Name:	Craig Brown*
	Title:	Treasurer
(Principal Financial and Accounting Officer)

* The registrant is a trust and Mr. Brown is signing in his capacity as an officer of FD Funds Management LLC, the Sponsor of the registrant.